Exhibit 99.1

Protolabs Reports Financial Results for the Fourth Quarter and Full Year 2024
2024 Revenue of $501 Million
2024 GAAP Earnings Per Share of $0.66, Non-GAAP Earnings Per Share of $1.63
MINNEAPOLIS – February 7, 2025 – Proto Labs, Inc. ("Protolabs" or the "Company") (NYSE: PRLB), the world’s leading provider of digital manufacturing services, today announced financial results for the fourth quarter and full year ended December 31, 2024.
Fourth Quarter 2024 Financial Highlights:
•Revenue was $121.8 million, a 2.6% decrease compared to revenue of $125.0 million in the fourth quarter of 2023.
•Revenue fulfilled through the Protolabs Network was $26.5 million, a 17.9% increase compared to the fourth quarter of 2023.
•Net loss was $(0.4) million, or $(0.02) per diluted share, compared to $7.0 million, or $0.27 per diluted share, in the fourth quarter of 2023.
•Non-GAAP net income was $9.4 million, or $0.38 per diluted share, compared to $11.8 million, or $0.46 per diluted share, in the fourth quarter of 2023. See “Non-GAAP Financial Measures” below.
Full Year 2024 Financial Highlights:
•Revenue was $500.9 million, a 0.6% decrease compared to revenue of $503.9 million in 2023.
•Revenue fulfilled through the Protolabs Network was $100.4 million, a 21.6% increase compared to 2023.
•Net income was $16.6 million, or $0.66 per diluted share, compared to $17.2 million, or $0.66 per diluted share, in 2023.
•Non-GAAP net income was $41.2 million, or $1.63 per diluted share, compared to $41.6 million, or $1.59 per diluted share, in 2023. See “Non-GAAP Financial Measures” below.
•Gross margin was 44.6% of revenue, compared to 44.1% of revenue in 2023.
•Non-GAAP gross margin was 45.2% of revenue, compared to 44.7% of revenue in 2023. See "Non-GAAP Financial Measures" below.
•Cash flow from operations was $77.8 million in 2024, up from $73.3 million in 2023.

“2024 was a transformational year for Protolabs, and we delivered strong financial results, including expanded gross margins, increased earnings per share, and grew our industry-leading cash flow,” said Rob Bodor, President and Chief Executive Officer. “During 2024, we continued the evolution of Protolabs beyond prototyping into production, and we reorganized our internal structure, creating regional go-to-market teams and a new global operations organization. Go-to-market teams are refocused to ensure the best possible customer experience from prototype to production, while the operations organization efficiently brings our global fulfillment capabilities to every customer.”

“Our transformation is gaining traction. In 2024, the number of customers using our combined Factory and Network offer grew by 50% and revenue per customer increased over 2023,” continued Bodor. “In 2025, our objective is to deliver revenue growth. We are making pointed investments to drive growth, including: additional marketing to build our brand as a production manufacturer, allocating resources to improve our sales enablement tools and processes, and continuing to expand our production manufacturing capabilities.”

Dan Schumacher, Chief Financial Officer, commented: “We delivered solid fourth quarter and fiscal year 2024 cash flow and returned capital to shareholders while transforming the Company for future growth. The margin profile of Protolabs’ combined Factory and Network model is unparalleled in the digital manufacturing services space, and we will continue to invest across the business which we believe will drive growth in 2025 and sustain our industry-leading cash flow and profitability advantages.”

Additional Full Year 2024 Highlights:
•Customer contact information
◦Protolabs served 51,552 customer contacts during the year.
◦Revenue per customer contact increased 3.1% year-over-year to $9,716.
•EBITDA was $55.7 million. See “Non-GAAP Financial Measures” below.
•Adjusted EBITDA was $78.3 million, or 15.6% of revenue, compared to $83.2 million, or 16.5% of revenue, in 2023. See “Non-GAAP Financial Measures” below.
•Cash and investments balance was $120.9 million as of December 31, 2024.

First Quarter 2025 Outlook

In the first quarter of 2025, the Company expects to generate revenue between $120 million and $128 million.

The Company expects first quarter 2025 diluted net income per share between $0.08 and $0.16, and non-GAAP diluted net income per share between $0.26 and $0.34. See "Non-GAAP Financial Measures" below.
New Stock Repurchase Program

On February 4, 2025, Protolabs' board of directors approved a new $100 million stock repurchase program.

Under the stock repurchase program, shares of the Company’s common stock may be repurchased periodically, including in the open market or privately negotiated transactions. The actual timing, manner, number, and value of shares repurchased under the program will be determined by management at its discretion and will depend on several factors, including the market price of Protolabs’ common stock, general market and economic conditions, applicable requirements, and other business considerations. The stock repurchase program does not obligate the Company to acquire any particular amount of shares of the Company’s common stock. The new program is open-ended and remains in effect until the total authorized amount is expended or until further action by the board of directors.
Non-GAAP Financial Measures
The Company has included non-GAAP revenue growth by region and by service line that excludes the impact of changes in foreign currency exchange rates (collectively, “non-GAAP revenue growth”). Management believes these metrics, when viewed in conjunction with the comparable GAAP metrics, are useful in evaluating the underlying business trends and ongoing operating performance of the Company.
The Company has included earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA, adjusted for stock-based compensation expense, unrealized (gain) loss on foreign currency and costs related to exit and disposal activities (collectively, “Adjusted EBITDA”), in this press release to provide investors with additional information regarding the Company’s financial results. The Company has also included earnings before interest, taxes, depreciation and amortization margin (“EBITDA margin”) and EBITDA margin, adjusted for stock-based compensation expense, unrealized (gain) loss on foreign currency and costs related to exit and disposal activities (collectively, “Adjusted EBITDA margin”), in this press release to provide investors with additional information regarding the Company’s financial results.
The Company has included non-GAAP gross margin, adjusted for stock-based compensation expense and amortization expense, in this press release to provide investors with additional information regarding the Company’s financial results.
The Company has included non-GAAP operating margin, adjusted for stock-based compensation expense, amortization expense and costs related to exit and disposal activities (collectively, “non-GAAP operating margin”), in this press release to provide investors with additional information regarding the Company’s financial results.

The Company has included non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, unrealized (gain) loss on foreign currency and costs related to exit and disposal activities (collectively, “non-GAAP net income”), in this press release to provide investors with additional information regarding the Company’s financial results.
The Company has provided below reconciliations of GAAP to non-GAAP net income, non-GAAP gross margin, non-GAAP operating margin, non-GAAP revenue growth by region and by service, and Adjusted EBITDA and Adjusted EBITDA margin, the most directly comparable measures calculated and presented in accordance with GAAP. These non-GAAP measures are used by the Company’s management and board of directors to understand and evaluate operating performance and trends, provide useful measures for period-to-period comparisons of the Company’s business, and in determining executive and senior management incentive compensation. Accordingly, the Company believes that these non-GAAP measures provide useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in our condensed consolidated financial statements and are subject to inherent limitations. Investors should review the reconciliations of non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.
Conference Call
The Company has scheduled a conference call to discuss its fourth quarter and full year 2024 financial results and first quarter 2025 outlook today, February 7, 2025 at 8:30 a.m. EST. To access the call in the U.S. please dial 877-709-8150 or outside the U.S. dial 201-689-8354 at least five minutes prior to the 8:30 a.m. EST start time. No participant code is required. A simultaneous webcast of the call and accompanying presentation will be available via the investor relations section of the Protolabs website and the following link: https://edge.media-server.com/mmc/p/b94yu8yp/. A replay will be available for 14 days following the call on the investor relations section of the Protolabs website.
About Protolabs
Protolabs is the fastest and most comprehensive manufacturing service from prototyping to production. Our digital factories produce low-volume parts in days while Protolabs Network unlocks advanced capabilities and volume pricing through its highly vetted manufacturing partners. The result? One digital manufacturing source for product developers, engineers, and supply chain teams across the globe. See what's next at protolabs.com.
Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Protolabs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Protolabs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Protolabs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Protolabs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.
Source: Proto Labs, Inc.

Investor Relations Contacts:
Protolabs
Ryan Johnsrud, 612-225-4873
Manager – Investor Relations and FP&A
ryan.johnsrud@protolabs.com

Gateway Group, Inc.
949-574-3860
PRLB@gateway-grp.com
Media Contact:
Protolabs
Brent Renneke, 763-479-7704

Marketing Communications Manager
brent.renneke@protolabs.com

Proto Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$89,071	$83,790
Short-term marketable securities	14,019	19,013
Accounts receivable, net	66,504	72,848
Inventory	12,305	13,657
Income taxes receivable	2,906	2,228
Prepaid expenses and other current assets	10,049	9,124
Total current assets	194,854	200,660

Property and equipment, net	227,263	253,655
Goodwill	273,991	273,991
Other intangible assets, net	21,422	25,584
Long-term marketable securities	17,773	8,019
Operating lease assets	2,993	4,628
Finance lease assets	692	960
Other long-term assets	4,524	4,856
Total assets	$743,512	$772,353

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$15,504	$15,636
Accrued compensation	16,550	15,292
Accrued liabilities and other	19,621	16,872
Current operating lease liabilities	1,287	1,585
Current finance lease liabilities	309	296
Total current liabilities	53,271	49,681

Long-term operating lease liabilities	1,633	3,008
Long-term finance lease liabilities	287	595
Long-term deferred tax liabilities	13,565	18,742
Other long-term liabilities	4,605	5,032

Shareholders' equity	670,151	695,295
Total liabilities and shareholders' equity	$743,512	$772,353

Proto Labs, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue
Injection Molding	$45,641	$51,486	$194,215	$203,941
CNC Machining	52,389	48,905	206,887	198,222
3D Printing	19,467	20,339	83,767	84,291
Sheet Metal	4,047	4,062	15,265	16,540
Other Revenue	206	256	756	883
Total Revenue	121,750	125,048	500,890	503,877

Cost of revenue	69,793	69,236	277,690	281,884
Gross profit	51,957	55,812	223,200	221,993

Operating expenses
Marketing and sales	23,003	21,825	92,073	87,688
Research and development	9,698	9,488	41,298	40,135
General and administrative	15,166	16,075	64,333	65,788
Costs related to exit and disposal activities	5,585	29	5,585	215
Total operating expenses	53,452	47,417	203,289	193,826
(Loss) income from operations	(1,495)	8,395	19,911	28,167
Other income (loss), net	1,213	1,543	4,761	(215)
(Loss) income before income taxes	(282)	9,938	24,672	27,952
Provision for income taxes	122	2,948	8,079	10,732
Net (loss) income	$(404)	$6,990	$16,593	$17,220

Net (loss) income per share:
Basic	$(0.02)	$0.27	$0.66	$0.66
Diluted	$(0.02)	$0.27	$0.66	$0.66

Shares used to compute net income per share:
Basic	24,474,051	25,820,802	25,096,117	26,186,533
Diluted	24,474,051	25,889,004	25,212,178	26,223,498

Proto Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2024	2023
Operating activities
Net income	$16,593	$17,220
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,808	37,528
Stock-based compensation expense	16,999	15,989
Deferred taxes	(5,153)	(7,656)
Interest on finance lease obligations	33	1,055
Loss on impairment of equipment	256	—
Loss on foreign currency translation	—	3,906
Impairments related to exit and closure of Germany and Japan businesses	2,333	—
Gain on disposal of property and equipment	(13)	(498)
Other	1	154
Changes in operating assets and liabilities	10,972	5,576
Net cash provided by operating activities	77,829	73,274

Investing activities
Purchases of property, equipment and other capital assets	(9,169)	(28,116)
Proceeds from sales of property, equipment and other capital assets	34	699
Purchases of marketable securities	(25,070)	—
Purchases of other assets and investments	—	(1,000)
Proceeds from sales of marketable securities	1,416	—
Proceeds from call redemptions and maturities of marketable securities	19,209	23,865
Net cash used in investing activities	(13,580)	(4,552)

Financing activities
Proceeds from exercises of stock options and employee stock purchases	4,019	3,835
Purchases of shares withheld for tax obligations	(1,995)	(1,436)
Repurchases of common stock	(60,278)	(43,951)
Principal repayments of finance lease obligations	(296)	(306)
Net cash used in financing activities	(58,550)	(41,858)
Effect of exchange rate changes on cash and cash equivalents	(418)	368
Net increase in cash and cash equivalents	5,281	27,232
Cash and cash equivalents, beginning of period	83,790	56,558
Cash and cash equivalents, end of period	$89,071	$83,790

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Net Income per Share
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, unrealized (gain) loss on foreign currency and costs related to exit and disposal activities
GAAP net (loss) income	$(404)	$6,990	$16,593	$17,220
Add back:
Stock-based compensation expense	4,283	4,178	16,999	15,989
Amortization expense	911	1,457	3,707	5,928
Unrealized (gain) loss on foreign currency	(324)	(211)	(1)	(125)
Costs related to exit and disposal activities	5,585	29	5,585	4,122
Total adjustments [1]	10,455	5,453	26,290	25,914
Income tax benefits on adjustments [2]	(649)	(609)	(1,715)	(1,540)
Non-GAAP net income	$9,402	$11,834	$41,168	$41,594

Non-GAAP net income per share:
Basic	$0.38	$0.46	$1.64	$1.59
Diluted	$0.38	$0.46	$1.63	$1.59

Shares used to compute non-GAAP net income per share:
Basic	24,474,051	25,820,802	25,096,117	26,186,533
Diluted	24,689,181	25,889,004	25,212,178	26,223,498

1Stock-based compensation expense, amortization expense, unrealized (gain) loss on foreign currency and costs related to exit and disposal activities were included in the following GAAP consolidated statement of operations categories:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Cost of revenue	$876	$794	$3,304	$3,210

Marketing and sales	734	916	3,112	3,424
Research and development	690	669	2,721	2,557
General and administrative	2,894	3,256	11,569	12,727
Costs related to exit and disposal activities	5,585	29	5,585	215
Total operating expenses	9,903	4,870	22,987	18,923

Other income (loss), net	(324)	(211)	(1)	3,781
Total adjustments	$10,455	$5,453	$26,290	$25,914

2For the three and twelve months ended December 31, 2024 and 2023, income tax effects were calculated using the effective tax rate for the relevant jurisdictions. The Company's non-GAAP tax rates differ from its GAAP tax rates due primarily to the mix of activity incurred in domestic and foreign tax jurisdictions and removing effective tax rate benefits from stock-based compensation activity in the quarter.

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Gross Margin
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue	$121,750	$125,048	$500,890	$503,877
Gross profit	51,957	55,812	223,200	221,993
GAAP gross margin	42.7%	44.6%	44.6%	44.1%
Add back:
Stock-based compensation expense	534	452	1,935	1,840
Amortization expense	342	342	1,369	1,370
Total adjustments	876	794	3,304	3,210
Non-GAAP gross profit	$52,833	$56,606	$226,504	$225,203
Non-GAAP gross margin	43.4%	45.3%	45.2%	44.7%

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Operating Margin
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue	$121,750	$125,048	$500,890	$503,877
(Loss) income from operations	(1,495)	8,395	19,911	28,167
GAAP operating margin	(1.2%)	6.7%	4.0%	5.6%
Add back:
Stock-based compensation expense	4,283	4,178	16,999	15,989
Amortization expense	911	1,457	3,707	5,928
Costs related to exit and disposal activities	5,585	29	5,585	215
Total adjustments	10,779	5,664	26,291	22,132
Non-GAAP income from operations	$9,284	$14,059	$46,202	$50,299
Non-GAAP operating margin	7.6%	11.2%	9.2%	10.0%

Proto Labs, Inc.
Reconciliation of GAAP Net (Loss) Income to EBITDA and Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue	$121,750	$125,048	$500,890	$503,877
GAAP net (loss) income	(404)	6,990	16,593	17,220
GAAP net (loss) income margin	(0.3%)	5.6%	3.3%	3.4%
Add back:
Amortization expense	$911	$1,457	$3,707	$5,928
Depreciation expense	7,913	7,858	32,101	31,600
Interest income, net	(1,225)	(951)	(4,749)	(2,234)
Provision for income taxes	122	2,948	8,079	10,732
EBITDA	7,317	18,302	55,731	63,246
EBITDA Margin	6.0%	14.6%	11.1%	12.6%
Add back:
Stock-based compensation expense	4,283	4,178	16,999	15,989
Unrealized (gain) loss on foreign currency	(324)	(211)	(1)	(125)
Costs related to exit and disposal activities	5,585	29	5,585	4,122
Total adjustments	9,544	3,996	22,583	19,986
Adjusted EBITDA	$16,861	$22,298	$78,314	$83,232
Adjusted EBITDA Margin	13.8%	17.8%	15.6%	16.5%

Proto Labs, Inc.
Comparison of GAAP to Non-GAAP Revenue Growth by Region
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023	% Change[2]	% Change Organic[3]
	GAAP	Foreign Currency[1]	Non-GAAP	GAAP
Revenues
United States	$96,599	$—	$96,599	$98,814	(2.2%)	(2.2%)
Europe	25,151	(519)	24,632	26,234	(4.1%)	(6.1%)
Total revenue	$121,750	$(519)	$121,231	$125,048	(2.6%)	(3.1%)

	Twelve Months Ended December 31, 2024			Twelve Months Ended December 31, 2023	% Change[2]	% Change Organic[3]
	GAAP	Foreign Currency[1]	Non-GAAP	GAAP
Revenues
United States	$396,192	$—	$396,192	$396,821	(0.2%)	(0.2%)
Europe	104,698	(1,876)	102,822	107,056	(2.2%)	(4.0%)
Total revenue	$500,890	$(1,876)	$499,014	$503,877	(0.6%)	(1.0%)

1Revenue for the three and twelve months ended December 31, 2024 has been recalculated using 2023 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.
2This column presents the percentage change from GAAP revenue for the three and twelve months ended December 31, 2023 to GAAP revenue for the three and twelve months ended December 31, 2024.
3This column presents the percentage change from GAAP revenue for the three and twelve months ended December 31, 2023 to non-GAAP revenue for the three and twelve months ended December 31, 2024 (as recalculated using the foreign currency exchange rates in effect during the three and twelve months ended December 31, 2023) in order to provide a constant-currency comparison.

Proto Labs, Inc.
Comparison of GAAP to Non-GAAP Revenue Growth by Service Line
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023	% Change[2]	% Change Organic[3]
	GAAP	Foreign Currency[1]	Non-GAAP	GAAP
Revenues
Injection Molding	$45,641	$(265)	$45,376	$51,486	(11.4)%	(11.9)%
CNC Machining	52,389	(140)	52,249	48,905	7.1	6.8
3D Printing	19,467	(112)	19,355	20,339	(4.3)	(4.8)
Sheet Metal	4,047	(1)	4,046	4,062	(0.4)	(0.4)
Other Revenue	206	(1)	205	256	(19.5)	(19.9)
Total Revenue	$121,750	$(519)	$121,231	$125,048	(2.6%)	(3.1%)

	Twelve Months Ended December 31, 2024			Twelve Months Ended December 31, 2023	% Change[2]	% Change Organic[3]
	GAAP	Foreign Currency[1]	Non-GAAP	GAAP
Revenues
Injection Molding	$194,215	$(931)	$193,284	$203,941	(4.8)%	(5.2)%
CNC Machining	206,887	(518)	206,369	198,222	4.4	4.1
3D Printing	83,767	(427)	83,340	84,291	(0.6)	(1.1)
Sheet Metal	15,265	8	15,273	16,540	(7.7)	(7.7)
Other Revenue	756	(8)	748	883	(14.4)	(15.3)
Total Revenue	$500,890	$(1,876)	$499,014	$503,877	(0.6%)	(1.0%)

1Revenue for the three and twelve months ended December 31, 2024 has been recalculated using 2023 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.
2This column presents the percentage change from GAAP revenue for the three and twelve months ended December 31, 2023 to GAAP revenue for the three and twelve months ended December 31, 2024.
3This column presents the percentage change from GAAP revenue for the three and twelve months ended December 31, 2023 to non-GAAP revenue for the three and twelve months ended December 31, 2024 (as recalculated using the foreign currency exchange rates in effect during the three and twelve months ended December 31, 2023) in order to provide a constant-currency comparison.

Proto Labs, Inc.
Customer Contact Information
(In thousands, except customer contacts and per customer contact amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue	$121,750	$125,048	$500,890	$503,877
Customer contacts	21,558	21,879	51,552	53,464
Revenue per customer contact[1]	$5,648	$5,715	$9,716	$9,425

1Revenue per customer contact is calculated using the revenue recognized during the respective period divided by the actual number of customer contacts served during the same period. Customer contacts are product developers, engineers, procurement and supply chain professionals and other individuals who place an order, and that order is shipped and invoiced during the period. The Company believes revenue per customer contact is useful to investors in evaluating the underlying business trends and ongoing operating performance of the Company.

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Guidance
(In thousands, except per share and per share amounts)
(Unaudited)

	Q1 2025 Outlook
	Low	High
GAAP diluted net income per share	$0.08	$0.16
Add back:
Stock-based compensation expense	0.15	0.15
Amortization expense	0.03	0.03
Unrealized (gain) loss on foreign currency	0.00	0.00
Total adjustments	0.18	0.18
Non-GAAP diluted net income per share	$0.26	$0.34